Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

THE	TO THE HOLDERS OF:
BANK OF	Corporate Bond-Backed Certificates
NEW	Series 1998-NSC-1
YORK	Class A-1 Certificates
CUSIP NUMBER: 219-87H-AN5

in accordance with the Standard Terms of Trust Agreements, The Bank of New York,

as trustee submits the following cash basis statement for the period ending :	November 15, 2012

INTEREST ACCOUNT
Balance as of May 15, 2012		$0.00
Schedule Income received on securities		$294,992.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$291,992.00
Distribution to Swap Counterparty	$0.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of November 15, 2012	Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of May 15, 2012		$0.00
Scheduled Principal payment received on securities		$692,508.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$692,508.00
Distribution to Swap Counterparty	$0.00
Balance as of November 15, 2012	Subtotal	$0.00
	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF: November 15, 2012

$25,000,000 7.90% Notes

Issued by

NORFOLK SOUTHERN CORPORATION

CUSIP# : 655-844-AK4